Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

Event Date/Time: Oct. 31. 2008 / 11:00AM ET

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

CORPORATE PARTICIPANTS

Ryan McGrath
Lambert, Edwards & Associates - IR

Leigh Abrams
Drew Industries Inc. - CEO

Fred Zinn
Drew Industries Inc. - President

Joe Giordano
Drew Industries Inc. - CFO, Treasurer

Jason Lippert
Lippert Components Inc. - Chairman, President, CEO

CONFERENCE CALL PARTICIPANTS

Toren Eastburn
CJS Securities - Analyst

Scott Stember
Sidoti & Co. - Analyst

Ed Aaron
RBC Capital Markets - Analyst

David Wells
Avondale Partners - Analyst

Jamie Wyland
Wyland Management - Analyst

Peter Ezell
Matter Capital - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the third-quarter 2008 Drew Industries Inc. earnings conference call. My name is Amity and I will be your coordinator for today. (Operator Instructions). I would now like to turn the presentation over to your host for today's call, Mr. Ryan McGrath of Lambert, Edwards.

Ryan McGrath - Lambert, Edwards & Associates - IR

Good morning, everyone. Welcome to Drew Industries 2008 third-quarter conference call. I'm Ryan McGrath of Lambert, Edwards, Drew's investor relations firm. I have with me today members of Drew's management team, including Leigh Abrams, CEO and Director of Drew, Fred Zinn, President and Director of Drew, Jason Lippert, President and CEO of Lippert Components and a Director of Drew, and Joe Giordano, CFO and Treasurer of Drew.

I want to take a few minutes to discuss our quarterly results. However, before we do so, it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws. As a result, I must caution you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2007, and our subsequent Form 10-Q, all filed with the SEC. With that, I'd like to turn the call over to Leigh Abrams.

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

Leigh Abrams - Drew Industries Inc. - CEO

Good morning and welcome to all of you on this call and to all of those listening on the Internet.

Before we begin today's call, let me begin by noting the recent retirement announcement of David Webster, who has been Kinro's longtime president and CEO and a good friend of all of us. David has been with Kinro for over 30 years and has been with Drew since we merged with Kinro in 1980. And I can truly say that David's contribution to Drew over the years has just been totally exceptional, and he is truly one of the main reasons that today Drew is a respected and a profitable company. We just can't thank David for his service over the years. We're going to certainly miss David's expertise and his good humor, but we're confident that -- with our ability to call upon David whenever his advice is needed. So, all I can say is, publicly, thank you, David.

Since everyone else in these days is focusing on how bad business and the economy are, I will begin today's call with some good news for a change. First, Drew was profitable for the third-quarter and year-to-date periods. And I think in this economy, that's quite an accomplishment. Second, the RV and manufactured housing dealer network is seeing their inventories come down and getting lower. That's again a very positive sign for the industry.

Thirdly, home sales, both new and used, have recently shown some signs of improvement, albeit spotty around the country. And finally, gas prices, at least temporarily, have decreased significantly.

Rising home sales are probably the result of the lower selling prices, but whatever the reason, there is some indication that the country's inventory of unsold homes is at least beginning to decline. I believe this process must continue before home prices and consumer confidence, which is now at an historic low, begin to recover, and thus the economy as a whole and the RV industry in particular begins to recover.

As we know, the consumer confidence index has been key to the RV industry over the years, so we're really looking for that to recover and we just don't think it's here yet.

And with respect to the RV and manufactured housing industries, both retail and wholesale sales are down significantly and seem to be getting worse each month. September RV wholesale shipments were down an aggregate of 43%, with travel trailer and fifth-wheel shipments down 39%, and motorhome shipments down 62%. Travel trailer and fifth wheel, again that's our primary business, wholesale shipments were down 8% in the 2008 first quarter, 18% in the second quarter, 38% in the third quarter, and 21% now year-to-date.

Industry retail sales for September are not yet available but are expected to be bad. Year-to-date through August, retail sales of travel trailer and fifth wheels were down 20%. When you compare this to wholesale shipments, that confirms the decline in dealer inventories. Dealer surveys, as well as information from our customers, indicate that the RV dealers are aggressively seeking to currently further reduce inventories during the traditionally slower fall and winter seasons. Although this indicates further reductions in current production of RVs that use our products, we anticipate increased demand when the economy recovers and dealers restock their inventories.

In addition to the state of the general economy, it appears that one of the major stumbling blocks to new growth in the RV industry is tight credit, which hopefully will now improve with the recent actions by the federal government.

With respect to the manufactured housing industry, after some promising signs early in the year, the industry has tracked the rest of the economy and is now down 10% through August '08, with the month of August being down 23%, but there were two less shipping days in this August than last year.

However, I think the long-term prospects for the manufactured housing industry recovers -- for manufactured housing industry recovery continues to be good, and as you know, we have been saying that for years. But really, all the conditions seem to be in place, with today's manufactured house we know is the best buy in the country.

And further, the industry continues to work on putting together an industry image campaign. And we hope this campaign will be introduced to the public during 2009.

We believe several factors point to a recovery in the manufactured housing industry. These include the lack of sub-prime financing for site-built housing, the eventual return to the manufactured housing industry of retirees who have unwilling or unable to sell their homes at the severely depressed prices, and the federal housing legislation, which was signed into a law a few months ago. This legislation increases from about $49,000 to $70,000 the amount of chattel mortgage that can be guaranteed by the FHA, and it also offers a tax credit of up to $7,500 to first-time home buyers. Both of these provisions should directly help buyers of manufactured homes, but it will take the government a while to get all the mechanisms in place for this.

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

In addition, it appears that interest rates are declining. And that, hopefully, will also help the housing market.

Despite today's grim business environment, including the two industries that we serve, I'm pleased to report the following about Drew. We continue to be profitable, to generate positive cash flow, to have a very strong balance sheet with very little debt, to increase our market shares, to introduce new products, to make acquisitions with two being completed for cash so far this year, to seek cost savings wherever possible, and to offer our customers great service and quality products at reasonable prices.

Due to the current business environment, we continue to seek operating improvements and cost reductions, with Jason Lippert now responsible for the operations of both Kinro and Lippert. Jason, along with the management from both companies, will seek to implement as many synergies and other cost savings as possible without sacrificing quality or customer service. Further, with the joint talents of the executives of both companies, we will continue to aggressively attempt to increase our market share and develop new products.

We're very fortunate to have had the talents of both David Webster and Jason Lippert. And both gentlemen, both leaders have built a terrific pool of extraordinary management talent who will now work together to make Drew an even better company.

I will now ask Fred, our president, to say a few words.

Fred Zinn - Drew Industries Inc. - President

Because the current conditions in the broader economy and in our industries are beyond our control, we focused our attention on the key areas that we can control, namely, aggressively pursuing market share growth, product development, and cost reductions. These actions will enable us to grow over the long term and help us maintain our strong balance sheet and our position as an industry leader.

As you know, we have been actively controlling costs now for more than two years. We've closed more than 20 facilities and eliminated more than $12 million in fixed costs. However, recently we've really renewed our efforts in this area. We're currently implementing plans to close or mothball at least five additional manufacturing facilities over the next couple of quarters. And we continue to explore additional consolidation opportunities. We're analyzing all other potential reductions to fixed costs and we recently eliminated more than $500,000 of insurance and other administrative costs, with more savings to follow.

As you know, we also reduced our capital expenditures, which averaged $25 million annually from 2004 through 2006, to about $5 million this year. And in the last 2.5 years, we've collected more than $25 million from the sale of facilities.

At the same time, we have to be cautious not to cut so deeply that it would impair our ability to grow once the market conditions improve. For instance, we continue to invest in product development. This is a key to our growth, both now and when the economy recovers.

Our goal is to maximize profitability while preserving our strong balance sheet, so that we will be able to take advantage of strategic opportunities that will likely become available during these difficult times. For example, over the past few months, we've gained market share from some competitors that were forced to cease operations or, in some cases, were just unable to compete effectively during the severe industry contraction. And we anticipate that additional opportunities like these will arise in the coming quarters.

Because of our quality products and outstanding customer service, we also anticipate other opportunities will arise to expand our market share in several product lines. In particular, we're aggressively pursuing new business in our new upholstered furniture and bedding product lines. We will be taking advantage of a fragmented regional market and leveraging our marketing and manufacturing capabilities and look to gain significant market share in this product over the long term.

We're also focusing with renewed intensity on new product development. For example, we're working diligently with our customers in their efforts to build RVs and address customer concerns about high fuel costs, energy conservation, and the need for greener products.

Another key factor is a careful, disciplined acquisition strategy. In this market, we have to be even more cautious than usual about our acquisition opportunities because we intend to preserve our financial strength. And we will also be more cautious in evaluating other investment opportunities, including our stock buyback program. But as we've said before, caution doesn't mean that we avoid all risks. It means we will critically evaluate many, many opportunities to find just those few where we're likely to control the risks and reap the rewards.

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

Another key to our success has been, and will continue to be, our incentive compensation plan. Most of you are familiar with the plan but I will just take a minute to reiterate that the compensation of our management consists primarily of profit-based performance incentives. Therefore, in a period such as this, where we're seeing declining profits, management shares the pain with our stockholders, both through lower compensation and through the lower value of our Drew shares and options. And in many cases, that represents a very significant portion of our individual net worth. As a result, we are highly motivated to maximize Drew's operating efficiencies, profitability, and long-term potential.

Despite current economic and industry conditions, however, we remain optimistic about the long-term future of the industries -- the RV and manufactured housing industries, and of Drew. We're confident in Drew's ability to weather this perfect storm and to come out of this period as an even stronger company.

While the balance of 2008 and 2009 are likely to be extremely challenging, while our industries continue to suffer, we know that our experienced management team and dedicated and talented employees are up to the task. Now I will ask Joe, our CFO, to give you some additional color about results this quarter.

Joe Giordano - Drew Industries Inc. - CFO, Treasurer

Our operating management has been proactive with respect to the industry slowdowns, by streamlining operations, closing facilities, and reducing other fixed costs wherever possible. During the 2008 third quarter, fixed-cost reductions added $1.1 million to operating profit as compared to the 2007 third quarter. These fixed-cost reductions are expected to benefit operating profit by over $5 million for all of 2008, in addition to the $6 million in savings we realized in 2007.

Further, these previously implemented fixed-cost reductions will have a positive impact on 2009 operating profit, as compared to 2008, of over $1 million. These estimates do not include the recently implemented $0.5 million of fixed-cost reductions mentioned by Fred earlier.

Operating results for the first six months of 2008 were negatively affected by higher-than-average health insurance costs due to higher number of large claims. These costs moderated during the third quarter of 2008 and were lower than the third quarter of 2007, but were still higher than we have typically experienced.

SG&A costs were 16.5% of 2008 third-quarter sales, up from 13.4% in the third quarter of 2007, as smaller truckloads, higher fuel costs, and increase in bad-debt expense and the spreading of fixed costs over a smaller sales base more than offset the additional cost-cutting measures and a significant reduction in incentive compensation due to lower profits.

Stock-based compensation is currently running about $800,000 per quarter. In the past, Drew has typically granted stock options to employees every other year at our Board of Directors meeting in November. Beginning in 2008, we will grant stock options annually, but with a reduced number of shares. As always, the option exercise price will be based upon the closing price of the stock on the day before the Board meeting. I expect the stock-based compensation expense in 2009 to remain constant.

Over the past few weeks, we have begun to see an easing in the prices for certain of our raw materials from the recent highs we experienced. However, raw material prices remain very volatile and we still have high-cost inventory that will last us into early 2009. Based on lower current sales volume, even with the recent decline in prices, we now estimate these raw material cost increases will aggregate approximately $40 million on an annualized basis.

In the third quarter of 2008, our effective tax rate decreased to 38.4%, from 39.4% for the six months ended June 2008. The third-quarter decrease in the Company's effective tax rate was due primarily to the expiration of certain state and federal statute of limitations and the completion of the 2005 federal audit with no adjustments. These items were partially offset by the estimated annual effect of lower profits on state and federal tax rates.

We are in the process of tax audits in several jurisdictions and the outcome of these audits could impact future tax expenses. We review our tax positions quarterly based on the most recently available information and update our tax reserves accordingly.

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

In the press release, we cited our content per RV, noting that it had increased 18% for the 12 months ended September 2008. September manufactured housing industry production statistics are not yet available, but we estimate that our content per manufactured home produced was approximately $1,600 for the 12 months ended September 2008, consistent with the $1,615 reported for the 12 months ended June 2008.

Compared to the $1,826 per manufactured home reported for the 12 months ended September 2007, the content for the last 12 months declined 12%, partly due to a reduction in the average size of homes produced by the manufactured housing industry and partly because we exited certain business in the latter half of 2007 due to inadequate margins. We've gained market share in our MH segment in recent months, but the rolling 12-month content does not yet fully include these recent gains.

As a result of the continued downturns in our industries, during Q3 2008, the Company conducted an impairment analysis on the goodwill and other intangible assets in our RV, manufactured housing, and marine and leisure operations. The estimated fair value of these businesses currently exceeds the book value; thus, no impairment was recorded. However, the declines in our industries have been severe, in particular the marine and leisure industry, and we will continue to monitor these industries and our results. A continued downturn in these industries or our profitability could result in a non-cash impairment charge for goodwill and other intangible assets in the future.

Our $70 million line of credit will expire in June of 2009. Accordingly, the $5 million of borrowings under the line of credit are classified as current debt in the balance sheet. We are finalizing the documentation with JPMorgan Chase and Wells Fargo on a new, three-year $50 million line of credit and expect to be completed within a month.

Further, simultaneous with the completion of the line of credit, we expect to complete with Prudential Capital Group an increase in our uncommitted shelf loan facility from $25 million to $125 million.

At September 30, 2008, the Company was in the process of selling five closed facilities and some vacant land. The estimated fair value of this land and buildings approximates the current book value of $4 million. Three of these facilities, with a combined carrying cost of $1.1 million, are under contract and scheduled to be sold in the fourth quarter of 2008 for book value. Effective in the third quarter of 2008, facility dispositions have been reclassified from cost of goods sold to SG&A in the statements of income. Prior periods have been reclassified to conform to this presentation.

Thank you for your time. Now I'll turn it back to Leigh.

Leigh Abrams - Drew Industries Inc. - CEO

Thank you, Joe and Fred. And now, we would be happy to take questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). Arnie Ursaner, CJS Securities.

Toren Eastburn - CJS Securities - Analyst

Good morning, this is Toren Eastburn for Arnie. You spoke a little bit in the beginning about how the credit crisis is impacting your business, but I was wondering if you could expound on what it's doing to the dealers and their ability to finance new inventory.

Leigh Abrams - Drew Industries Inc. - CEO

It's very, very tough on dealers. Some dealers have gone out of business. It would not surprise me if additional dealers went out of business in the next 90 or 120 days. So it's having a tough time with dealers, but it's also having a tough time with our customers. Even customers with good credit are having trouble getting their loans. But we're hoping with all of infusions by the federal government that that will now start to ease.

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

Toren Eastburn - CJS Securities - Analyst

Can you also speak generally about what you're seeing in terms of price expectations for acquisitions?

Leigh Abrams - Drew Industries Inc. - CEO

There have been -- firstly, the acquisition pipeline has been very active. But as I indicated before, people have a certain number in their mind and it doesn't really affect them if prices are down. They still want that same number. So, sometimes in a down market, it becomes harder to make an acquisition. But these are probably the worst times that I've seen in 20 or 30 years and accordingly, there may be a greater appetite for people to sell now or they may be forced to sell. So, I think acquisition market is -- an acquisition pipeline is probably pretty good right now. And it's just a question if we can get ourselves what we call a really good deal.

Toren Eastburn - CJS Securities - Analyst

Lastly, you've talked in the past about possible growth opportunities in plastics. Can you give an update there?

Leigh Abrams - Drew Industries Inc. - CEO

All I can say is we have our bath product line, along with a thermoforming line, and we have been very active, and particularly in the last couple of months, in pushing those product lines. And there's lots of opportunities there that we would hope to seize upon in the next several months.

Toren Eastburn - CJS Securities - Analyst

Thank you for taking my questions.

Operator

Scott Stember, Sidoti & Co.

Scott Stember - Sidoti & Co. - Analyst

Can you maybe talk about pricing increases that went through to cover rising raw material costs? How successful were you getting those through, and now with material pricing coming down, how sticky will those prices be coming back down?

Leigh Abrams - Drew Industries Inc. - CEO

I'm going to ask Fred to give you a brief statement and then I'm going to ask Jason to fill you in with a little bit more detail.

Fred Zinn - Drew Industries Inc. - President

I think you saw that, in the press release, we said that material costs net of the selling price increases cost us $0.06 to $0.08 this quarter, and it's going to get -- it will be less than that in the coming quarter. We -- during the quarter, we had price increases go into effect during the third quarter and they'll be fully in effect in the fourth quarter. So it will come down from there. We will still be suffering a little bit. We still -- our raw material costs have come down a little bit, but we still have some higher priced inventory.

Leigh Abrams - Drew Industries Inc. - CEO

Jason, you want to add to that?

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

Jason Lippert - Lippert Components Inc. - Chairman, President, CEO

No, not really. I mean, I think Fred covered it.

Scott Stember - Sidoti & Co. - Analyst

And if we were to see that these raw materials were to continue to come down, obviously prices would have to be adjusted the other way? Givebacks to your customers?

Jason Lippert - Lippert Components Inc. - Chairman, President, CEO

Yes, eventually, after inventory of higher-priced material runs dry. What remains to be seen on our end is just -- if the materials will stay where they have come down to, at present. We've got to look more towards a longer-term stability on the price of raw materials before we decide to make a big decision to give an increase like -- or a decrease like that.

Fred Zinn - Drew Industries Inc. - President

And in some cases, you almost have to watch it daily. They go up and they go down. Still very volatile.

Scott Stember - Sidoti & Co. - Analyst

So there could be a quarter or two just from the timing of actual benefit, in theory?

Leigh Abrams - Drew Industries Inc. - CEO

Could be, but I mean -- in today's markets, whatever may have been true a few years ago, or a few months ago, even, is not necessarily true today, just. Things are just different and you have to respond on a daily basis to things that are happening.

Fred Zinn - Drew Industries Inc. - President

And I think what Jason was saying is that we still have a couple months or a few months left of the higher-priced inventory. It's not that we'll have a benefit. We're trying to match our costs with our selling prices for the customers.

Scott Stember - Sidoti & Co. - Analyst

Understood. And as far as the five facilities that you plan to close, what's the mix of MH versus RV?

Fred Zinn - Drew Industries Inc. - President

It's a good question. There's some of both in there. I would say -- if I had to think of it (multiple speakers).

Jason Lippert - Lippert Components Inc. - Chairman, President, CEO

Probably 50-50.

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Inc. - President

Yes, yes. I was going to say 40/60. But within that range.

Scott Stember - Sidoti & Co. - Analyst

In the press release, there was a mention of an order with FEMA for about -- I think it was $8 million.

Leigh Abrams - Drew Industries Inc. - CEO

$5 million. Jason, you want to fill us in on that?

Jason Lippert - Lippert Components Inc. - Chairman, President, CEO

What specifically, past the numbers, do you need to know? Or would you like to know?

Scott Stember - Sidoti & Co. - Analyst

Well, just -- what it involves, what kind of --

Jason Lippert - Lippert Components Inc. - Chairman, President, CEO

They are -- the FEMA set up a bunch of new standards since the debacle with the travel trailers. So they're homes now. They're park models and actual manufactured houses, 14-foot by 60-foot houses, and some park models.

Scott Stember - Sidoti & Co. - Analyst

So it's just basically -- the content on those.

Jason Lippert - Lippert Components Inc. - Chairman, President, CEO

And then, past that I don't have a lot of understanding. I'm assuming that a lot of the units that are built and sitting in the holding lots are not meeting current new FEMA specs. So they've got a whole new list of specs for manufacturers to build to, and -- that's kind of where we are at.

Fred Zinn Just in addition, this is -- we're not guessing that we're going to get new volume out of it, we know we're going to get new volume out of it. We have gotten new volume out of it.

Jason Lippert - Lippert Components Inc. - Chairman, President, CEO

We have been building FEMA product since about June, so it's just starting to really pick up now through the winter, which will really help us out.

Leigh Abrams - Drew Industries Inc. - CEO

It was on a much smaller scale than these new orders which just came through.

Scott Stember - Sidoti & Co. - Analyst

That's all I have. Thank you.

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

Operator

Ed Aaron, RBC Capital Markets.

Ed Aaron - RBC Capital Markets - Analyst

A couple questions for you. First of all, with the five plant closures, did you mention the savings number that you expect to get from that?

Fred Zinn - Drew Industries Inc. - President

We have not yet. We need still to develop that. It's clear that we need to close facilities and there will be some reasonably good savings there, but we haven't quantified it yet.

Leigh Abrams - Drew Industries Inc. - CEO

And if you recall from the past, we generally don't have a lot of close-down costs when we close a facility.

Fred Zinn - Drew Industries Inc. - President

Right. There would be very little of that.

Ed Aaron - RBC Capital Markets - Analyst

Just thinking about the whole idea for the consolidation, maybe for you, Jason, just with you kind of managing the Kinro operations now, how much opportunity is there to maybe integrate the two divisions more than they have in the past to help take more cost of the business, and further consolidate?

Jason Lippert - Lippert Components Inc. - Chairman, President, CEO

We're evaluating a lot of that right now. And with the current industry climate, specifically, it makes it a little bit tricky. If you looked at a snapshot of today's volume, you would think that there is probably a lot more that you could do than what you really should. So, Fred alluded earlier to not cutting too deep, and our game plan right now is to take a few facilities that make sense and do some integration and really look hard at synergies. There has been a really good reception to a lot of that as we've spent time over the last five, six weeks. I feel real good about it. It's a huge bright spot for us right now.

Leigh Abrams - Drew Industries Inc. - CEO

We hope that business will get better. I heard somebody say the other day, hope is not a business strategy. So, we may hope it gets better, but until it does, we're going to take whatever steps we can to improve operations.

Ed Aaron - RBC Capital Markets - Analyst

Makes sense. Then I know, certainly forecasting is tough, and I wouldn't blame you if you didn't want to talk at all about 2009. But what sort of -- when you look out, what sort of incremental margin assumptions should we operate under? Can you envision a scenario where sales are maybe down next year, but the margins actually improve, given the combination of cost cutting and, hopefully, lower commodity prices? And then finally, what is your level of confidence in your ability to be profitable in the fourth quarter?

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

Leigh Abrams - Drew Industries Inc. - CEO

I'll answer the first a little bit first, then I'll ask Fred to fill you in. We have done a lot of really, really good things in the last year. And unfortunately, they're just not being shown in the financials because the industry declines are so severe. But we have picked up really some very nice market share. Which certainly will help margins. We've introduced lots of new products, and their sales are just being buried in the industry declines.

So, once we even start to see a leveling out of sales, or even a small pick-up, you will see some pretty good gains from us. And, to get specific, in today's environment, if we would try to be specific as to October, I don't know if we could be because you just don't know, with the effect of just daily declining volume.

With respect to the fourth quarter, I can only say that we don't normally give estimates. I can tell you that the business environment is as bad as we have ever seen it, and probably will be even worse in the fourth quarter. There's no secret that all of our customers are going to be taking a lot of time off in the fourth quarter. And in addition to that, we've just had some restructuring, we just had a bunch of retirements, so we will probably take some onetime write-offs related to that. Very, very hard to judge what the fourth quarter will be.

Fred Zinn - Drew Industries Inc. - President

I think, really, Leigh, you said it all. Specific answer to your question, I can envision circumstances where the markets would be down, but we would still be able to improve our margins. As I said, we are implementing significant cost cutting and we will see some benefits from that and from, hopefully, lower raw material costs. But, in terms of certainty, I have no idea. I really -- it's impossible to tell. I can tell you that we will be pretty good in terms of our performance relative to the markets. But how far the markets go down, I don't know.

Ed Aaron - RBC Capital Markets - Analyst

That's a fair answer, and you guys are doing a nice job, all things considered. Thanks.

Operator

David Wells, Avondale Partners.

David Wells - Avondale Partners - Analyst

Thanks for taking my question. Good morning. Quick question, first off, if you look at the inventory number at the quarter-end, how much of an impact of that was higher commodity prices or -- and then, how much of it was actually due to increases in inventory -- tangible inventory?

Fred Zinn - Drew Industries Inc. - President

It was part and part. I don't have the specifics, but I'm going to guess it was about half and half, in that range. And I think, as we've said, we are looking to reduce inventories. We did purchase quite a bit back in the July/August timeframe, hoping to beat some of the price increases after that, that occurred in August/September. And we're glad that we did that, but now we have to work through those inventories so we're not -- we will be reducing our inventories in the coming quarters.

Leigh Abrams - Drew Industries Inc. - CEO

I'm going to be a little bit more specific. As I said, we don't normally talk about the future, but at the end of September, we had $17 million of debt, a lot of it being mortgage debt. We had $9 million of cash. Today, our cash is higher than that and we expect it to be rather significantly higher by year-end.

So, we do fully intend to reduce inventories and generate a lot of cash between now and year-end. In today's environment, cash is king. We're going to be very, very cautious to make sure that we maintain a very strong balance sheet during this period. And again, as Fred said earlier, that doesn't mean that we won't take risks if they're really good risks.

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

David Wells - Avondale Partners - Analyst

Secondly, as you look at the dealer community, and with so many dealers going out of business, what pushback are you seeing from a pricing perspective, from your customers, as you try to push through those higher materials prices?

Leigh Abrams - Drew Industries Inc. - CEO

Jason, are you able to give any input on that? (multiple speakers)

Jason Lippert - Lippert Components Inc. - Chairman, President, CEO

Can you repeat the question again?

Leigh Abrams - Drew Industries Inc. - CEO

What's happening with the dealers, the input, with all the inventory coming back from dealers? Is that affecting pricing in the retail market much?

Jason Lippert - Lippert Components Inc. - Chairman, President, CEO

The manufacturers would be in a lot better spot to answer that question. But I think that -- it certainly is. When the inventory gets pushed back to the manufacturers, they're having -- they've obviously got to get rid of it. They're having to -- especially if they're older units, if they're older models, they're having to discount those heavy because dealers want the newest model. They don't want the older model. So I think it's a large problem right now, that all the -- because the dealers are having problems all over the place. It's affecting all manufacturers. So it's an industry problem.

Leigh Abrams - Drew Industries Inc. - CEO

If you look at the reports of our customers that have come out, discounting is pretty heavy. And of course, as dealers go under and their inventory comes back into the chain, that affects production even further.

David Wells - Avondale Partners - Analyst

If you look at your customers, are you seeing a circumstance in which balance sheets are really coming into effect in determining your ability to pass along pricing, and some people don't have the wherewithal to accept (multiple speakers)

Jason Lippert - Lippert Components Inc. - Chairman, President, CEO

We're not -- the passing along on the pricing has already come and gone. Now it's a matter of just managing in the current environment, given the lower volumes. So, I would say no.

David Wells - Avondale Partners - Analyst

I guess, as well, if we look at -- if we look at the fourth quarter and into 2009, from a gross margin perspective, what steps can you take to maintain your margins, absent passing on price increases? Do you feel like there is some positive (multiple speakers) steps that can be taken from that?

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

Leigh Abrams - Drew Industries Inc. - CEO

I think we've already talked about that. We're actively working on closing factories, actively working on synergies, actively working on every single cost that we have in the company to see how we can cut it or control it. And, most important in a down economy, is you see what you can do to increase sales. You try to take market share, you try to introduce new products, we made two acquisitions which I think will grow nicely.

All that helps to spread your fixed costs over a larger sales base. You try to outperform the industries, which I think we've done in the past. We're really pushing very, very hard to do that in the future. And as a lot of our competitors become weaker, customers are turning to us because they know we have the financial strength. And they have to be assured of their ability to get supply. I think that's been happening and we have been seeing more and more of that happening. One of our recent competitors went out of business and we picked up some market share there, and we are continuing to pick up market share, particularly from our weakened competitors.

Jason Lippert - Lippert Components Inc. - Chairman, President, CEO

And in a lot of cases, they're not even our competitors. They're people that -- they're suppliers that are building products that we could build, but because some of these guys aren't solvent anymore, we're picking up equipment and getting into a lot of new products a lot faster than we would have in an environment where business was really good.

So, new products right now is probably a bigger part of our business than it ever has been. We're spending a lot of time and energy developing new product to help manufacturers get the products they used to get from people that aren't around anymore.

Fred Zinn - Drew Industries Inc. - President

I get the sense from your question that you think that we're still going to be significantly hurt by the higher raw material costs. I think once we work through these next few months, we've pretty much balanced out the higher cost with the selling price increases. It's not -- I'm not sure we will be 100% there, but we won't have significant pain from that going forward, after the next few months.

David Wells - Avondale Partners - Analyst

Thanks for the additional color. And then, just last question here, it looked like there was some repurchase activity from a share perspective in the quarter. (multiple speakers) color on your thoughts behind that, and --

Leigh Abrams - Drew Industries Inc. - CEO

We did some. Prices dropped. But, as business got worse and worse, it's our view that, at this point, we probably won't do additional stock buybacks for a while unless price really just gets ridiculous, which it probably is at this point. But, you just don't know in this environment. But as I said, cash is king. We're going to do everything we can to preserve cash, and given the choice of a good acquisition that comes along versus stock buyback, we will certainly do the acquisition first.

David Wells - Avondale Partners - Analyst

Great thanks.

Operator

Jamie Wyland, Wyland Management.

Jamie Wyland - Wyland Management - Analyst

Once again, I want to commend you on your ability to manage the business and then the flexibility you have between when things are good and when things are bad to be able to rightsize things. A couple of questions. You mentioned all the competitors that have gone out. Can you talk a little bit about who they are and how big they were?

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

Leigh Abrams - Drew Industries Inc. - CEO

A couple of them were private companies. One was a $35 million company. A couple others were divisions of bigger companies where they just closed them down.

Fred Zinn - Drew Industries Inc. - President

Or, in some cases, they're not closing their entire operations. They're getting out of a certain geographic region or deemphasizing certain products.

Leigh Abrams - Drew Industries Inc. - CEO

And a lot of them that haven't gone under are just very weak right now.

Fred Zinn - Drew Industries Inc. - President

I think there's probably more opportunity in the future than we've picked up so far. We've got some nice market share.

Leigh Abrams - Drew Industries Inc. - CEO

I really anticipate that November, December, January, maybe even February, are going to be really, really tough months, and we're going to just see how much staying power a lot of these companies have.

Jamie Wyland - Wyland Management - Analyst

Bad for them, good for us. You talk about the new product opportunities, but you could give us a little bit more color on what they are, and it's just beyond what your current capabilities are. Are there other industries and other product lines where you currently are not in that you may consider moving into, as you have the capacity and financial capabilities?

Leigh Abrams - Drew Industries Inc. - CEO

I think Jason can give some background on new products. I'm going to ask him in a minute to give you a little bit more. But I'll just tell you a quick anecdote. This September, we took our Board of Directors up to Goshen, Indiana. We normally hold our board meetings in Texas, but we brought them up to Goshen, Indiana, so they could see factories and stuff like that. And we went to one of our customer's factories. And I must tell you, we were very, very pleased to see all of the new products that were on the RVs that we're looking at. And most of them were all Drew products, which made the Board feel very good. So, with that, Jason, if you want to add maybe some color on what kind of products you're adding.

Jason Lippert - Lippert Components Inc. - Chairman, President, CEO

Some of the newest stuff we're working on, I would rather not talk about right now until we've introduced it. We've got -- we're in -- our Louisville national tradeshow's coming up in another month and we're introducing several new products there. But we've visited probably four different businesses in the last few weeks, where it's just opportunities for us to take and build those products within our own four walls. A lot of the newer stuff that's going to generate some of the higher revenues, I would rather not discuss right now. But, on our next call, we'll have -- we'll be able to give you a lot more insight as to what those products are and what kind of revenue potential there is, things like that.

Fred Zinn - Drew Industries Inc. - President

We don't want to tell our competitors before we're ready.

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

Jamie Wyland - Wyland Management - Analyst

Lastly, on the Seating Technology acquisition, obviously, all the acquisitions you do, you have the ability to expand their network of who they do business with. Have you been enable to do that with Seating Technology?

Leigh Abrams - Drew Industries Inc. - CEO

The flat answer is yes. You know, we said when we bought it, before we bought it, that we expected sales to come down, probably not as much as they've come down. But it's really given us the opportunity to do a lot of prototyping for customers, a lot of rework that we wanted to do there, some synergies that we're looking at, savings there, too.

There's good and bad news with the lower volume and I guess, in this case, the bad news is that we don't have the sales we thought we were going to have. And the good news is it is allowing us to do lot of things, and Jason and his team have jumped right in there, and he has picked up quite a bit of business so far. It's starting to produce probably in the next couple of months, but that's going to be as good an acquisition as we thought it was going to be, particularly once the industries recover. I don't know if you want to add to that, Jason.

Jason Lippert - Lippert Components Inc. - Chairman, President, CEO

On the Seating side, the number of brands that we're selling to by the time we get to our first 12 months with Seating Tech will have -- the number of brands we service will have doubled by then. We're already pretty close. So, just to give you an idea of how much the relationship factors have helped, bringing some of the Seating Tech products into existing Lippert relationships that Seating Tech didn't have. We're doing the same thing with Kinro right now. And any of the new products we develop, we're doing -- we're running down the same way.

Jamie Wyland - Wyland Management - Analyst

Lastly, as far as your receivables go, I don't know if you mentioned this before, but how are you managing them? What kind of terms are you now giving to some of the people, and obviously (multiple speakers) customers.

Leigh Abrams - Drew Industries Inc. - CEO

We haven't changed terms. We're being tight on credit. We've had a lot of long-term, good customers who we're going to continue to work with. But we're working very closely with them. We have taken some bad debts already. It has not been a material number. And it would not surprise me if we take more bad debts in the next six months. But that's part of doing business, and that's part of working with your customers. We've always felt that a good customer deserves some special consideration from you.

Jamie Wyland - Wyland Management - Analyst

Nice job, thank you.

Leigh Abrams - Drew Industries Inc. - CEO

I should mention also, related to that, with business being down as much as it's down, our exposure to most of these customers is way down.

Fred Zinn - Drew Industries Inc. - President

And the weaker customers, of course, they have -- receivables lower sales so lower receivable. They're [for lack of some more].

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

Jamie Wyland - Wyland Management - Analyst

Very good. Thanks.

Operator

(Operator Instructions). Peter [Ezell], [Matter] Capital.

Peter Ezell - Matter Capital - Analyst

Good morning. Perhaps you could just -- I know this sounds like it's a good opportunity for acquisitions, but can you help me out with, in terms of what's your comfort level on the balance sheet in terms of how much debt you would be willing to put on, given this type of environment?

Leigh Abrams - Drew Industries Inc. - CEO

Well, if you had asked us a year ago, I would have said 2 to 2.25 times EBITDA was the maximum tolerance. I don't know if I have that kind of tolerance in today's marketplace, where you just don't know how long this is going to last. Probably the only thing I am certain of is that it will recover. We have been through many cycles in the past. Many of the younger analysts and stuff haven't seen anything like this, but we have seen it before. And even when things are just as bleak as you can see them, and everybody says the world is coming to an end, it's not coming to an end. It will turn around, whether it turns around in early '09 or late '09 or early '10, it will turn around. So we are optimistic that it's going to turn.

And, accordingly, we would leverage the balance sheet for a good deal at an exceptional multiple. But I don't think we would go to 2 or 2.25 times EBITDA that we would've gone last year.

Jason Lippert - Lippert Components Inc. - Chairman, President, CEO

And again, I would add, from an acquisition standpoint, we're -- there is enough troubled businesses out there right now, where there's a lot of good deals on equipment end customer lists where you're paying almost less than asset value just to get into some new products. I think those are, those kinds of deals are a lot more likely to happen over the next several months, as more and more troubled businesses surface for us to get in a new product.

Leigh Abrams - Drew Industries Inc. - CEO

So you may not hear of an acquisition because we simply may buy some equipment, but we suddenly may be in a product line.

Peter Ezell - Matter Capital - Analyst

Yes, it would seem that buying these distressed assets would be the highest return today for you guys.

Fred Zinn - Drew Industries Inc. - President

Definitely the most effective.

Peter Ezell - Matter Capital - Analyst

You're doing a great job, and keep up the good work under these difficult periods. Thanks.

Leigh Abrams - Drew Industries Inc. - CEO

As I say, we've never seen anything like this.

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

Operator

We have no further questions at this time.

Leigh Abrams - Drew Industries Inc. - CEO

Once again, I thank everybody for tuning in. I'd like to wish everybody a happy holiday season and a happy new year. And hopefully, when we talk to you for the year-end, it will be a little bit more joyous than today. With that, thanks again.

Operator

Thank you for your participation in today's conference. This concludes our presentation. You may now disconnect. Good day.

Editor

FORWARD-LOOKING STATEMENTS

This document may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company's common stock and other matters. Statements in this document that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income, whenever they occur in this document, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors as identified in this document and in our Form 10-K for the year ended December 31, 2007, and in our subsequent Form 10-Qs filed with the SEC.

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the disposition into the market by FEMA, by sale or otherwise, of RVs or manufactured homes purchased by FEMA in connection with natural disasters, changes in zoning regulations for manufactured homes, a sales decline in either the RV or the manufactured housing industries, the financial condition of our customers, retention of significant customers, interest rates, oil and gasoline prices, the outcome of litigation, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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Final Transcript
Oct. 31. 2008 / 11:00AM ET, DW - Q3 2008 Drew Industries Incorporated Earnings Conference Call

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